SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 7, 2003

Viropro, Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-06718

13-3124057

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

3163 Kennedy Boulevard, Jersey City, NJ  07306

(Address of principal executive offices)

Registrant's telephone number, including area code (201) 217-4137

N/A

(Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

In September of 1997, Jade provided the first of multiple loans to the Company the last of which was executed in June of 1999 when the total indebtedness without interest was more than $575,000 USD. There had never been any payments nor interest payments made since the inception of this debt. In February of 2003, Jade notified the Company of its desire to convert this loan and its applicable interest to common stock under the terms provided to it under the original loan agreement. Jade additionally agreed to forgive the interest due for the current period and to round down the number of shares to be issued in conversion of the loan.

On March 7, 2003 the Board of the Company voted to approve the issuance of 42,500,000 shares of common stock to Jade in conversion of the $861,366 due and owing to Jade on December 31, 2002. This loan was converted at a rate per share of double the bid price for the common stock of the Company as of the date of the conversion.

As of this date, Jade now controls eighty-five percent (85%) of the common stock of the Company.  Prior to this date no shareholder controlled five percent  (5% ) or more of the common stock of the Company.

The Management and Board of the Company shall remain intact for the foreseeable future.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit 99.1 - Press release issued March 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viropro, Inc.

(Registrant)

/s/ Hugh Johnson

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Hugh Johnson, President

Dated:  March 11, 2003                                     Page 2